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                                                                    EXHIBIT 23.2



                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement on Form S-3 of our report dated February 1, 1996 on the financial statements included in the annual report on Form 10-K of Life Medical Sciences, Inc. as of December 31, 1995 and December 31, 1994 and for each of the years in the three-year period ended December 31, 1995. We also consent to the reference to our firm under the caption "Experts" in the Prospectus.



Richard A. Eisner & Company, LLP

New York, New York
December 30, 1996